                                                                    Exhibit 10.4




        ---------------------------------------------------------------

                   AMENDED AND RESTATED MASTER LEASE AGREEMENT

                                   Dated as of

                                December 8, 2000

                                     Between

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS,

                                                        Lessor

                                       and


                          GALAXY INDUSTRIES CORPORATION
                           MID STATE MACHINE PRODUCTS
                       NATIONWIDE PRECISION PRODUCTS CORP.
                            GENERAL AUTOMATION, INC.
                                                       Lessees
        ---------------------------------------------------------------

                             MASTER LEASE AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page

I.    LEASING:...............................................................1


II.   TERM, RENT AND PAYMENT.................................................3


III.  TAXES..................................................................3


IV.   REPORTS; COVENANTS.....................................................4


V.    DELIVERY, USE AND OPERATION............................................4


VI.   SERVICE................................................................5


VII.  STIPULATED LOSS VALUE..................................................6


VIII. LOSS OR DAMAGE.........................................................6


IX.   INSURANCE..............................................................6


X.    RETURN OF EQUIPMENT....................................................7


XI.   Event of Default.......................................................7


XII.  ASSIGNMENT.............................................................8


XIII. NET LEASE; NO SET-OFF, ETC.............................................9


XIV.  INDEMNIFICATION.......................................................10


XV.   DISCLAIMER............................................................11

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XVI.  REPRESENTATIONS AND WARRANTIES OF LESSEES.............................12


XVII. OWNERSHIP FOR TAX PURPOSES; PRECAUTIONARY GRANT OF SECURITY
      INTEREST; USURY SAVINGS...............................................13


XVIII.END OF LEASE OPTIONS .................................................14

      (a)   EXTENSION.......................................................14

      (b)   RENEWAL.........................................................14

      (c)   RETURN..........................................................15

      (d)   PURCHASE........................................................15

      (e)   NOTICE OF ELECTION..............................................16


XIX.  MISCELLANEOUS.........................................................16


XX.   CHOICE OF LAW; JURISDICTION...........................................19


XXI.  CHATTEL PAPER.........................................................19


EXHIBIT NO. 1 - FINAL EQUIPMENT SCHEDULE
      ANNEX A - DESCRIPTION OF EQUIPMENT
      ANNEX B - PURCHASE ORDER ASSIGNMENT AND CONSENT
      ANNEX C - CERTIFICATE OF ACCEPTANCE
      ANNEX D - STIPULATED LOSS VALUE TABLE
      ANNEX E - AMORTIZATION SCHEDULE
      ANNEX F - RETURN PROVISIONS

                   AMENDED AND RESTATED MASTER LEASE AGREEMENT


      THIS AMENDED AND RESTATED MASTER LEASE AGREEMENT, dated as of December 8, 2000 (this "AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, with an office at 10 South LaSalle Street, Chicago, Illinois 60603 (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and GALAXY INDUSTRIES CORPORATION, a Michigan corporation, with its mailing address and chief place of business at 41150 Joy Road, Plymouth, MI 48170, MID STATE MACHINE PRODUCTS a Maine corporation, with its mailing address and chief place of business at 1501 Verti Drive, Winslow, Maine 04901, NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation, with its mailing address and chief place of business at 200 Tech Park Drive, Henrietta, New York 14623, and GENERAL AUTOMATION, INC., an Illinois corporation, with its mailing address and chief place of business at 3300 Oakton Street, Skokie, Illinois 60076 (hereinafter collectively called "LESSEES").


                                   WITNESSETH:

      The Lessor and the Lessees have previously entered into a Master Lease Agreement dated as of March 31, 2000 (the "Original Master Lease"). The parties now desire to amend and restate the Original Master Lease. In furtherance thereof, the Original Master Lease is hereby amended and restated in its entirety as follows:

I.    LEASING:

      (a) The foregoing preamble and recitals are incorporated into and made a part of this Agreement. Unless the context clearly indicates otherwise, each term used in this Agreement which is defined in the preamble or the recitals hereof shall have the meaning given to such terms in the preamble and/or recitals.

      (b) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor agree to lease to Lessees, and Lessees agree to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to any schedule hereto ("Schedule"). Each item of Equipment shall be used by the Lessee designated in the applicable Schedule (the "DESIGNATED LESSEE"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. The Final Schedule in the form of Exhibit 1 hereto shall supercede prior Schedules in all respects from the date hereof.

      (c) Lessor and Lessees have previously entered into that certain Agency Agreement dated as of March 31, 2000 (the "AGENCY AGREEMENT") pursuant to which Lessor appointed Lessees as its agents to acquire and pay for on behalf of Lessor, certain of the Equipment in accordance with the terms and conditions of the Agency Agreement.

      (d) The obligation of Lessor to purchase any of the Equipment and to lease the same to Lessees shall be subject to receipt by Lessor, on or prior to the Lease Commencement Date with respect to such Equipment, of each of the following documents in form and substance satisfactory to Lessor:

      (i) a Schedule duly executed by Lessor and Lessees relating to the Equipment then to be leased hereunder, substantially in the form of
      Exhibit 1 hereto ;

      (ii) if requested by Lessor, a Purchase Order Assignment and Consent in the form acceptable to the Lessor, unless Lessor (or the Lessor through one or more of the Lessees pursuant to the Agency Agreement) shall have delivered its purchase order for such Equipment;

      (iii) evidence of insurance which complies with the requirements of
      Section IX;

      (iv) a secretary's certificate of each Lessee certified by its secretary or any assistant secretary thereof, as to resolutions of such Lessee's Board of Directors authorizing the transactions contemplated hereby and as to the incumbency of its officers executing this Agreement, each Schedule hereto, and all related documents evidencing or relating to this Agreement (collectively, the "DOCUMENTS" and each a "DOCUMENT");

      (v) the written opinion(s) addressed to Lessor, of counsel to Lessees as to such matters as Lessor may reasonably request;

      (vi) upon request of Lessor, copies of all original purchase orders and invoices in respect of the Equipment, along with evidence satisfactory to Lessor that all amounts constituting Capitalized Lessor's Cost have been, or concurrently with the execution and delivery of the applicable Schedule, will be paid in full;

      (vii) such Uniform Commercial Code, tax and judgment lien searches as Lessor shall deem necessary and desirable, and such releases and terminations of such liens and encumbrances with respect to the Equipment as Lessor in its sole discretion shall require;

      (viii) a fully executed Corporate Guaranty Agreement (the "GUARANTY") from Precision Partners, Inc. (the "GUARANTOR");

      (ix) complete descriptions of the Equipment to be leased hereunder, including manufacturer, model number(s), serial numbers), age, original cost breakdown including "hard" and "soft" costs and equipment specifications (the "EQUIPMENT SUBSTANTIATION");

      (x) a Certificate of Acceptance executed by Designated Lessee, covering all of the Equipment described in the applicable Schedule (which Certificate of Acceptance has been supplied at the time of the execution of interim schedules);

      (xii) an Estoppel/Waiver Agreement (each an "ESTOPPEL/WAIVER Agreement") in substantially the form of Exhibit 2 attached hereto from each landlord and/or mortgagee (if any) with respect to the applicable Equipment Location;

      (xiv) a secretary's certificate of the Guarantor, certified by its secretary or any assistant secretary thereof, as to resolutions of such Guarantor's Board of Directors authorizing the transactions contemplated hereby and as to the incumbency of its officers executing the Guaranty, and all related Documents to be executed by Guarantor;

      (xv) the written opinion addressed to Lessor of counsel to Guarantor as to such matters as Lessor may reasonably request; and

      (xvi) such other documents as Lessor may reasonably request.

 Upon execution by Lessees of any Certificate of Acceptance designated in such Schedule, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessees for lease hereunder.

      (d) For administrative convenience, Guarantor is hereby irrevocably appointed by each of the Lessees as agent for each of the Lessees for the purpose of receiving and delivering notices, and executing Schedules and other Documents on behalf of the Lessees. By reason thereof, Guarantor is hereby irrevocably appointed by each Lessee as the attorney-in-fact of each Lessee. In its capacity as agent, Guarantor shall have the power and authority, in its own name, through its authorized officer or officers, (a) to execute and deliver Schedules, and other Documents, and (b) to receive and deliver notices,. By reason of the foregoing, the Lessor is hereby irrevocably authorized by each of the Lessees to execute, deliver and accept Schedules executed by the Guarantor on behalf of any or all of the Lessees. Each Lessee also appoints a Designated Lessee for each Schedule as agent for each of the Lessees for the purpose of executing a Certificate of Acceptance, and all other Documents relating to such Schedule on behalf of the Lessees. By reason thereof, Designated Lessee is hereby irrevocably appointed by each Lessee as the attorney-in-fact of each Lessee. The Lessor assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Guarantor and the Lessees in connection with this Agreement, any Schedule or any Document executed in connection herewith.

II.   TERM, RENT AND PAYMENT:

      (a) The rent payable hereunder (the "RENT") and Lessees' right to use the Equipment shall commence on the date of execution by Lessees of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement (the "TERM") shall be the period specified in the applicable Schedule. If any Term is extended, the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

      (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessees. If Rent is not paid within fifteen days of its due date, Lessees agree to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

III.  TAXES:

      Lessees shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessees shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessees by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES"). Lessees shall (i) reimburse Lessor within ten (10) business days after Lessees' receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessees' payment of Taxes, (iii) not file any return with any taxing authority which is inconsistent with the ownership of the Equipment by Lessees and (iv) if requested by Lessor, send a copy of such tax returns to Lessor.

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

IV.   REPORTS; COVENANTS:

      (a) Lessees will notify Lessor in writing, within ten (10) days after Lessees obtain notice that any tax or other lien shall have attached to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

      (b) Lessees will deliver to Lessor, within the time frames set forth in
Section 4.2 of that certain Loan, Security and Guaranty Agreement of even date herewith by and between the Lessees, the Guarantor, and the Lessor (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Loan Agreement") each of the financial statements and other reports required to be delivered pursuant to section 4.2 of the Loan Agreement. In addition, Lessees shall also deliver to the Lessor such additional financial statements and other financial information with respect to the Lessees or the Guarantor as Lessor shall from time to time reasonably require.

      (c) Lessees will permit Lessor to inspect any Equipment during normal business hours upon reasonable notice.

      (d) Lessees will keep the Equipment in the possession of the Designated Lessee specified in the applicable Schedule, or such other party, as to whom the Lessees and the Lessor shall have agreed in writing, at the Equipment Location specified in the applicable Schedule; PROVIDED, HOWEVER, that with the Lessor's prior written consent, which consent shall not be unreasonably withheld, Lessees may remove an item of Equipment for a period of not more than three months to a repair facility within the continental United States, for the purpose of having repairs performed, provided that at all times such item of Equipment shall be maintained and insured in accordance with the terms of this Agreement . Upon the written request of Lessor, Lessees will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

      (e) Lessees will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent (10%) of its then fair market value), or is otherwise involved in an accident causing material personal injury or property damage.

      (f) Within thirty (30) days after any request by Lessor, Lessees will furnish a certificate of an authorized officer of each Lessee stating that he has reviewed the activities of Lessees and that, to the best of his knowledge, there exists no Event of Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become such an Event of Default.

      (g) Lessees will comply with each and every one of the covenants set forth in Sections 4 and 5 of the Loan Agreement.

V.    DELIVERY, USE AND OPERATION:

      (a) The parties acknowledge that a portion of the facility made available hereby may be in a Lessee's possession as of the Lease Commencement Date. All Equipment to be shipped after the date hereof shall be shipped directly from the Supplier to the Designated Lessee.

      (b) Lessees agree that each item Equipment will be used by the Designated Lessee solely in the conduct of its business and in a manner complying with all applicable material Federal, state, and local laws and regulations, and any applicable insurance policies, and the Designated Lessee shall not discontinue use of the Equipment.

      (c) Lessees will keep the Equipment free and clear of all liens and encumbrances other than those in favor of the Lessor, those which result from acts of Lessor and those approved by the Lessor in writing (each a "Permitted Lien").

      (d) Provided that no Event of Default (as hereinafter defined) shall then have occurred and be continuing, at Lessees' expense, upon thirty (30) days' prior written notice to Lessor, Lessees may elect to replace a unit of Equipment (a "SUBSTITUTED ITEM") with a new unit of Equipment (a "REPLACEMENT ITEM"), due to the obsolescence of the Substituted Item or if the Substituted Item is rendered inoperable or unusable in Lessees' reasonable determination, or if Lessees change or close the Equipment location at which the Substituted Item is located. Each Replacement Item shall be free and clear of all liens and encumbrances and shall have at least the value, utility and remaining useful life and be in as good an operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with the provisions of this Agreement. Replacement hereunder shall be subject to Lessor's prior written consent, which consent shall not unreasonably be withheld; provided that Lessee complies with each and every provision of this Section. Replacements pursuant hereto shall be limited to once per quarter for any number of Substituted Items. Lessees or the appropriate vendor shall execute and deliver to Lessor a Bill of Sale and an amended Annex A to the applicable Equipment Schedule with respect to each Replacement Item, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) (a) Uniform Commercial Code financing statements, releases and terminations, to be filed at Lessees' expense, (b) such amendments to intercreditor agreements as the Lessor shall require, (c) and such other Documents as the Lessor would otherwise require pursuant to Article I hereof. Upon compliance by Lessees with the provisions hereof, Lessor will transfer to Lessees, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Substituted Item. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Substituted Item and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such Substituted Item free and clear of any lien or encumbrance created by or through Lessor). Lessor shall execute and deliver to Lessees such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor under this Agreement in and to such Substituted Item.

VI.   SERVICE:

      (a) Lessees will, at their sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessees shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing the interest therein of Lessor. At the request of Lessor, Lessees will provide Lessor with any requested information with respect to the Lessees' maintenance programs.

      (b) Lessees will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the value, originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others other than (i) any lien granted pursuant hereto, (ii) the lien granted to General Electric Capital Corporation, as Agent for the benefit of Citicorp, U.S.A., Inc., as Administrative Agent, and other liens in favor of the Lessor or resulting from acts of the Lessor (all of the foregoing being hereinafter called collectively "Permitted Liens"), and shall, while so affixed, become the property of Lessor. Lessees will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property except that Equipment may be affixed to or installed upon real property provided that the Lessor shall have received an Estoppel/Waiver Agreement from each landlord and/or mortgagee (if any) with respect to the applicable Equipment Location.

      (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessees.

VII.  STIPULATED LOSS VALUE:

      Lessees shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessees, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the Rental Payment Date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessees shall either (as selected by Lessees if no Event of Default has occurred, and otherwise as selected by Lessor):

      (a) replace the unit of Equipment having suffered the Casualty Occurrence with equipment of comparable make and model, having an equal or greater value and utility, free and clear of all liens and encumbrances other than Permitted Liens, and shall deliver to Lessor a bill of sale, an Equipment Schedule, such Uniform Commercial Code financing statements or statements of amendment and such other documents, instruments, filings and/or certificates as reasonably may be required by Lessor with respect to such replacement Equipment; or

      (b) pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated in accordance the Schedules as of the Rent Payment Date next preceding such Casualty Occurrence ("CALCULATION DATE"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessee shall be entitled to recover possession of such unit. In addition to the amounts required to be paid by Lessees on any Rent Payment Date pursuant to the preceding clauses (x) and (y), Lessees shall also pay to Lessor the amount of any Swap Breakage Loss incurred by any Participant (as such term is hereinafter defined) as a result of or in connection with such payment on such Rent Payment Date. As used herein, "Swap Breakage Loss" shall include LIBOR and other funding breakage cost, if any, and may be determined by any Participant by reference to the standard International Swap Dealers Association calculation for "Loss".

VIII. LOSS OR DAMAGE:

      Lessees hereby assume and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessees.

IX.   INSURANCE:

      Lessees agree, at their own expense, to keep all Equipment insured for such amounts as specified in Paragraph D of the Equipment Schedule and against such hazards as Lessor may reasonably require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessees. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. Lessees agree to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessees hereby appoint Lessor as Lessees' attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessees. Lessees will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten (10%) of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or cancelled by the insurer until after thirty (30) days written notice to Lessor. Lessee may, provided that no Event of Default has occurred, and otherwise Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessees to Lessor hereunder.

X.    RETURN OF EQUIPMENT:

      (a) Upon any expiration or termination of this Agreement or any Schedule, unless Lessees shall have exercised their extension option pursuant to Section XVIII(a) hereof, or their renewal option pursuant to Section XVIII(b) hereof, or their purchase option pursuant to Section XVIII(d) hereof, Lessees shall promptly, at their own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in substantially the same condition and appearance as when received by Lessees (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units, free and clear of all liens and encumbrances other than Permitted Liens, to a location within the continental United States as Lessor shall direct.

      (b) Until Lessees have fully complied with the requirements of Paragraph
(a) above, Lessees' Rent payment obligation and all other obligations under this Agreement (collectively, the "OBLIGATIONS") shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten (10) days' notice to Lessees. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of this nonperformance.

XI.   EVENT OF DEFAULT:

      (a) Lessor may in writing declare an event of default (AN "EVENT OF DEFAULT") to have occurred thereunder if: (1) any Lessee breaches its obligation to pay Rent as and when the same becomes due and payable or its obligation to pay any other sum within five (5) days after the same becomes due and payable;
(2) any Lessee breaches any of its insurance obligations under Section IX hereof; (3) any Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; (4) any representation or warranty made by any Lessee or Guarantor in connection with this Agreement shall be false or misleading in any material respect; (5) any Lessee or Guarantor becomes insolvent or ceases to do business as a going concern without the prior written consent of Lessor or except as otherwise permitted hereunder or under the Loan Agreement; (6) any Equipment is used for an illegal purpose; (7) a petition is filed by or against any Lessee or Guarantor under any bankruptcy or insolvency laws and, except for a petition filed by a Lessee or the Guarantor, such petition is not discharged within sixty
(60) days; (8) without the prior written consent of Lessor or except as otherwise permitted hereunder or under the Loan Agreement, any Lessee or Guarantor shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person

(such actions being referred to as an "Event"), unless not less than sixty
(60) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease; and (y) Lessor is satisfied in its sole discretion as to the creditworthiness of such person; (9) there occurs an Event of Default under any guaranty executed in connection with this Agreement which is not cured within any applicable cure period; or (10) any Lessee or Guarantor shall be in default under the Loan Agreement, that certain Credit Agreement dated March 19, 1999 between, among others, the Guarantor, as Borrower, and NationsBank, N.A., as Syndication Agent, and Citicorp U.S.A., Inc., as Administrative Agent, and SunTrust Bank, Atlanta, as Documentation Agent, and Salomon Smith Barney, as Arranger (as amended from time to time, the "Credit Agreement") or the 12% Senior Subordinated Notes due 2009 issued by the Guarantor (as amended from time to time, the "Subordinated Notes") or any other material obligation of any Lessee or Guarantor for borrowed money, for the deferred purchase price of property or any lease agreement. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.

      (b) After an Event of Default, Lessees shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated in accordance with the Schedules as of the Rent Payment Date next preceding the declaration of an Event of Default), (ii) the amount of Swap Breakage Loss, if any, and (iii) all Rents and other sums then due hereunder. If Lessees fail to pay the amounts specified in the preceding sentence, then, at the request of Lessor, Lessees shall comply with the provisions of Section X(a) hereof. Lessees hereby authorize Lessor to enter, with or without legal process, any premises where any Equipment is located and take possession thereof. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessees' premises for a period of up to twelve (12) months for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessees, to pay Lessor all sums due from Lessees hereunder; then (3) to reimburse to Lessees any sums previously paid by Lessees as liquidated damages; and (4) any surplus shall be paid to Lessees. Lessees shall pay any deficiency in clauses (1) and (2) forthwith.

      (c) In addition to the foregoing rights, Lessor may terminate the lease as to any or all of the Equipment.

      (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessees waive notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessees shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any Event of Default shall not be a waiver of any other or subsequent Event of Default.

XII.  ASSIGNMENT:

      (a) OTHER THAN AS SPECIFICALLY PERMITTED BY THE LESSOR IN WRITING, LESSEES SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT OR THE INTEREST OF LESSEES HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

      (b) Lessor may, without the consent of Lessees, assign this Agreement or any Schedule, or the right to enter into any Schedule. Lessees agree that it will pay all Rent and other amounts payable under each Schedule to the Lessor named therein; provided, however, if Lessees receive written notice of an assignment from Lessor, Lessees will pay all Rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Without limiting the generality of the foregoing, the grant of security interest in Section XVII(b) hereof shall, as it relates to the Equipment leased under each Schedule (and to the proceeds and other collateral referred to in Section XVII(b)), be deemed to have been granted solely to the Lessor named therein, or to its assignee, as applicable and such Equipment (and other related collateral) shall not be deemed to collateralize Lessees' obligations under any of the Schedules to which such named Lessor or assignee, as the case may be, is not a party. Lessees further agree to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee. Lessees hereby waive and agree not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessees have or may at any time have against Lessor or any other person for any reason whatsoever.

      (c) Lessees acknowledge that it has been advised that General Electric Capital Corporation is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "PARTICIPANT" and, collectively, as the "PARTICIPANTS"); that the interest of the Lessor in this Agreement, the Equipment Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Lessees (the "SYNDICATION"). Lessees agree reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgements as reasonably may be required by Lessor or such Participant; provided, however in no event shall Lessees be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein or would otherwise impose any additional material burden on the Lessees or would materially amend any provision of this Lease or any document executed in connection herewith (except to the extent necessary to include the applicable Participant as a beneficiary hereof or thereof).

      (d) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.


XIII. NET LEASE; NO SET-OFF, ETC.:

      This Agreement is a net lease. Lessees' obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessees shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor) of Lessees against Lessor under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessees shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV.  INDEMNIFICATION:

      (a) Lessees hereby jointly and severally agree to indemnify, save and keep harmless Lessor, the Participants, their agents, employees, successors and assigns, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessees and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Equipment sold or disposed of after use by Lessees, any Sublessees or employees of Lessees. Lessees shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Lessees shall defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss and, unless Lessees are then contesting in good faith such Environmental Claim or Environmental Loss and Lessees have set aside on its books appropriate reserves therefor, Lessees jointly and severally agree to fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss.

            As used herein,

            (1) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any Applicable Environmental Law, at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment, in violation of any Applicable Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law connected with any Equipment except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of Lessor.

            (2) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            (3) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

            (4) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

            (5) "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater, or property.

            (6)   "Environmental  Law" shall mean any  Federal,  foreign,
      state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET seq.), the Resource Conservation and Recovery Act (42 U.S.C.
      Section 6901 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 ET SEQ.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 ET seq.), as these laws have been amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

            (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

            (8) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

      (c) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XV.   DISCLAIMER:

      LESSEES ACKNOWLEDGE THAT THEY HAVE SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessees, are to be borne by Lessees. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessees or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto;
(iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no Event of Default exists under this Lease, Lessees shall be, and hereby are, authorized during the term of this Lease to assert and enforce, at Lessees' sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessees, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI.  REPRESENTATIONS AND WARRANTIES OF LESSEES:

      Lessees hereby represent and warrant to Lessor that on the date hereof and on the date of execution of each Schedule:

      (a) Lessees have adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and are duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

      (b) The Documents have been duly authorized, executed and delivered by Lessees and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws and principles of equity.

      (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessees of the Documents except such as have already been obtained.

      (d) The entry into and performance by Lessees of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessees or any provision of any Lessee's articles of incorporation, charter or by-laws; or (ii) result in an Event of Default under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which any lessee is a party where such Event of Default could reasonably be excepted to have a Material Adverse Effect (as defined in the Loan Agreement), or (iii) result in the creation of any lien, charge, security interest, or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan, or credit agreement or other instrument (other than this Agreement) to which any Lessee is a party.

      (e) There is no litigation or proceeding pending or to the knowledge of any Lessee threatened in court or before any commission, board or other administrative agency against any Lessee, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property or will be subject to waivers and estoppels satisfactory in all respects to the Lessor.

      (g) The financial statements of the Guarantor and its Subsidiaries as of September 30, 2000, as incorporated into Form 10-Q of the Guarantor for the quarter ending on such date, have been or will be, as of the date of the filing thereof, prepared in accordance with GAAP, and since the date of such financial statements, there has been no material adverse change.

      (h) Lessees are duly incorporated and (unless the Lessor otherwise agrees in writing) will be at all times validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement).

      (i) The Equipment will at all times be used for commercial or business purposes.

XVII. OWNERSHIP FOR TAX PURPOSES; PRECAUTIONARY GRANT OF SECURITY INTEREST; USURY SAVINGS:

      (a) For income tax purposes, Lessor will treat Lessees as the Owners of the Equipment. Accordingly, Lessor agrees (i) to treat Lessees as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and not claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessees if Lessees fail to secure any of the tax benefits available to the owner of the Equipment.

      (b) As a precaution, in order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessees of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of the Lease that are incorporated therein), Lessees hereby grant to Lessor a first priority security interest in and to the Equipment leased under the Schedules, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, in each such case in which Lessees shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted hereunder.

      (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Lessees nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessees, at the option of the Lessor, and (4) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessees or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessees agree that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).

XVIII.      END OF LEASE OPTIONS:

      Provided that no Lessee is in default under this Agreement or any other agreement between Lessor and Lessees, Lessees shall have the option, upon the expiration of the term of each Schedule, to return, or to purchase, or to renew the term of this Agreement with respect to, all (but not less than all) of the Equipment leased under all Schedules executed hereunder upon the following terms and conditions.

            (a) EXTENSION. So long as Lessees shall not have exercised their option to return the Equipment or its purchase option pursuant to this Section, and provided that Lessees shall have exercised its option to renew this Agreement pursuant to this Section with respect to all available Renewal Terms, Lessees shall have the option, upon the expiration of all available Renewal Terms, to extend the Agreement with respect to all, but not less than all, of the Equipment for an additional term of twelve (12) months (the "EXTENSION TERM") at a monthly rental to be paid in arrears on the same day of each month on which the prior Renewal Term Rent installment was paid, and calculated as the product of (i) the Capitalized Lessor's Cost, TIMES (ii) a lease rate factor calculated by Lessor, which when so multiplied times the Capitalized Lessor's Cost, will result in a product that is equal to the amount necessary to fully repay to Lessor any unpaid balance of the Capitalized Lessor's Cost (determined as of the date on which the last available Renewal Term expired), together with interest thereon at a rate per annum equal to the sum of the Libor Rate (as defined in the Schedules) determined monthly, plus 600 basis points. At the end of the Extension Term, provided that no Event of Default has occurred under this Agreement or any other agreement between Lessor and Lessees, Lessees shall purchase all, and not less than all, of such Equipment for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer and all other reasonable and documented expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph (a), Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"), all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor).

            (b) RENEWAL. So long as Lessees shall not have exercised their option to return the Equipment or its purchase option pursuant to this Section, Lessees shall have the option, upon the expiration of the Basic Term of the first Schedule to be executed under this Agreement, to renew the Agreement with respect to all, but not less than all, of the Equipment leased under all Schedules executed hereunder for an additional period of twelve (12) months (the `RENEWAL TERM") at the Renewal Term Rent (the "INITIAL TERM"). Including all Renewal Terms, the maximum term of the first Schedule to be executed under this Agreement shall be six (6) years (the Initial Term plus one (1) Renewal Term) (the "MAXIMUM LEASE TERM"), and the maximum term of each additional Schedule shall not exceed the then remaining Maximum Lease Term.

            (c) RETURN. So long as Lessees shall not have exercised their extension option or their option to renew this Agreement or their purchase option pursuant to this Section, Lessees shall have the option, upon the expiration of the Term of each Schedule, to return all (but not less than all) of the Equipment described on all Schedules executed hereunder, to Lessor upon the following terms and conditions: If Lessees desire to exercise this option, Lessees shall (i) pay to Lessor on the last day of the term of this Agreement with respect to each individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price of such Equipment, plus any Swap Breakage Loss, if applicable and (ii) return the Equipment to Lessor in accordance with Section X hereof. Thereafter, upon return of all of the Equipment described on all Schedules executed hereunder, Lessor and Lessees shall arrange for the commercially reasonable sale, scrap or other disposition of the Equipment. Upon satisfaction of the conditions specified in this Paragraph (c), Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessees such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment. Upon the sale, scrap or other disposition of the Equipment, the net sales proceeds with respect to the Equipment sold will be paid to, and held and applied by, Lessor as follows: Lessor shall retain the amount of any Contingent Rent then due and payable, and Lessor shall promptly thereafter pay to Lessees an amount equal to the Residual Risk Amount (as specified in the Schedule) of the Equipment (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Equipment ) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of the Equipment and applicable taxes, if any. As used herein, the term "Fixed Purchase Price" means the amount determined by multiplying the aggregate amount funded for such Lease Assets by the percentage shown in the column titled "Purchase Price" on the applicable Schedule.

            (d) PURCHASE. So long as Lessees shall not have exercised their extension option or their option to renew this Agreement or their option to return the Equipment pursuant to this Section, Lessees shall have the option, upon the expiration of the Term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules executed hereunder upon the following terms and conditions: If Lessees desire to exercise this option with respect to the Equipment, Lessees shall pay to Lessor on the last day of the Term with respect to each individual Schedule (the "TERMINATION DATE"), in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Fixed Purchase Price of such Equipment (as specified on the Schedule), plus the amount of any Swap Breakage Loss, if any, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessees to Lessor that Lessees intended to return any such items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessees such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

            (e) NOTICE OF ELECTION. Lessees shall give Lessor written notice of its election of the options specified in this Section not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or the Renewal Term of the first Schedule to be executed under this Agreement. Such election shall be effective with respect to all Equipment described on all Schedules executed hereunder. If Lessees fail timely to provide such notice, without further action Lessees automatically shall be deemed to have elected (1) to renew the Term of this Agreement pursuant to Paragraph (b) of this Section if a Renewal Term is then available hereunder, or (2) to purchase the Equipment pursuant to Paragraph (d) of this Section if a Renewal Term is not then available hereunder.

XIX.  MISCELLANEOUS:

      (a) LESSEES HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEES AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEES AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      (b) Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessees from any then outstanding obligations to Lessor hereunder.

      (c) All Equipment shall at all times remain personal property of Lessees regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

      (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessees of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

      (e) Lessees agree, upon Lessor's request, to execute any instrument reasonably requested by the Lessor for the purpose of perfecting the interest of Lessor granted by the Lessees pursuant to Section XVII(b).

      (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

      (g) This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE

PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (h) The representations, warranties and covenants of Lessees herein shall be deemed to survive the closing hereunder. Lessor's obligations to acquire and lease specific items of Equipment shall be conditioned upon Lessees providing to Lessor such information with respect to Lessees' financial condition as Lessor may require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessees from the date of execution hereof. The obligations of Lessees under Sections III, X, XIV and XIX(l) which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

      (i) In case of a failure of Lessees to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (j) of this Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessees requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessees' Event of Default.

      (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

      (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

      (l) Lessees agree to pay on demand all reasonable costs and expenses incurred by Lessor in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor, and all costs and expenses, if any, in connection with the enforcement of any of the Documents. In addition, Lessees shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Documents and the other documents to be delivered under the Documents, and agrees to save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Lessees in paying or failing to pay such taxes and fees.

      (m) Each Lessee acknowledges that it is jointly and severally liable for all of the Obligations and, as a result hereby, unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of every kind and nature of the other Lessees to the Lessor under the Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by the Lessor. Each Lessee agrees that if this guaranty, or any liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such lien to be unenforceable under applicable law, and this guaranty and such lien shall automatically be deemed to have been amended accordingly at all relevant times.

            Each Lessee hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any Lessee or other action to enforce the same, (c) the waiver or consent by the Lessor with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any Lessee and delivered to the Lessor, (d) the failure by the Lessor to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any Collateral for the Obligations, for the benefit of itself, (e) the Lessor's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by any Lessee as debtor-in-possession, under Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Lessor's claim(s) for repayment of the Obligations, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Lessee.

            Each Lessee hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Lessee, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations (other than contingent and unasserted indemnification obligations). No notice to any Lessee or any other party shall be required for the Lessor to make demand hereunder. Such demand shall constitute a mature and liquidated claim against any Lessee. Upon the occurrence of any Event of Default, the Lessor may, in its sole discretion, proceed directly and at once, without notice, against one of the Lessees to collect and recover the full amount of any portion of the Obligations, without first proceeding against the other Lessees, any other person, firm, corporation, or any security or collateral for the Obligations. The Lessor shall have the exclusive right to determine the application of payments and credits, if any, from any Lessee, any other person, firm or corporation, or any security or collateral for the Obligations, on account of the Obligations.

      At any time after and during the continuance of an Event of Default, the Lessor may, in its sole discretion, without notice to any Lessee and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from the Lessor to such Lessee and (ii) any moneys, credits or other property belonging to such Lessee at any time held by or coming into the possession of the Lessor or any of its affiliates, whether for deposit or otherwise. The Lessor agrees promptly to notify the Lessees after any such set-off and application made by such Person.

      (n) This Agreement is only an agreement amending and restating the provisions of the Original Master Lease. All of the provisions of the Original Master Lease shall continue in full force and effect as amended and restated by this Lease. Lessees hereby ratify and confirm all of the Obligations of Lessees under the provisions of the Original Master Lease, as amended hereby. Lessees and Lessor agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of Lessees under the provisions of the Original Master Lease (as amended hereby) or under any of the other Lease Documents. In the event of any conflict between the terms and provisions of this Agreement and the Original Master Lease, the terms and provisions of this Agreement shall govern.

      (o) THE GUARANTOR CONFIRMS THAT THE GUARANTY REMAINS IN FULL FORCE AND EFFECT AND EQUALLY APPLICABLE TO THE ORIGINAL MASTER LEASE AS AMENDED AND RESTATED HEREBY. The Guarantor further acknowledges and agrees that the Guarantor has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lessor, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Original Master Lease, this Agreement or any of the terms or conditions of the guaranties or other documents executed and delivered in connection therewith or herewith, or which directly or indirectly relate to or arise out of or in any manner are connected with the Original Master Lease, this Agreement, or such guaranties or other documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

      (p) Effective as of the date hereof, the Lessor hereby waives the breaches and Events of Default waived pursuant to Section I of that certain Waiver dated as of November 13, 2000 by and among the Lessor, the Lessees and the Guarantor and the Waiver dated as of November 30, 2000 by and among such parties; provided however, that such waiver shall extend only to the violations of the specified covenants, and only for the specified periods.


XX. CHOICE OF LAW; JURISDICTION: THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York.

XXI. CHATTEL PAPER: To the extent that any Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of an Equipment Schedule executed pursuant to this Lease and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

XXII. EARLY PURCHASE OPTION:

      On or after the Basic Term Commencement Date, Lessees may purchase all (but not less than all) of the Equipment described on all Schedules, as of a Rent Payment Date (the "TERMINATION DATE") upon at least thirty (30) days' prior written irrevocable notice to Lessor. If Lessees elect to purchase the Equipment, on the Termination Date, Lessees shall pay to Lessor in cash the purchase price for the Equipment, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Termination Date) for the Equipment, plus (B) all Rent and other sums due and unpaid as of the Termination Date, plus
(C) any Swap Breakage Loss, if applicable, plus (D) all other cost and expenses payable hereunder. Upon satisfaction of the conditions specified in this Section, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters. Lessor shall execute and deliver to Lessees such Uniform Commercial Code

Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.



                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, Lessees and Lessor have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   Lessees:

GENERAL ELECTRIC CAPITAL CORPORATION,     GALAXY INDUSTRIES CORPORATION
FOR ITSELF AND AS AGENT FOR
CERTAIN PARTICIPANTS

By: /s/ Jeff Fitts                        By: /s/ Frank Reilly
   ---------------------------------         ---------------------------------
Name: Jeff Fitts                          Name: Frank Reilly
     -------------------------------           -------------------------------
Title: Senior Risk Manager                Title: Vice President
      ------------------------------            ------------------------------


                                          Lessees:

                                          MID STATE MACHINE PRODUCTS


                                          By: /s/ Frank Reilly
                                             ---------------------------------
                                          Name: Frank Reilly
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------


                                          Lessees:

                                          NATIONWIDE PRECISION PRODUCTS
                                          CORP.


                                          By: /s/ Frank Reilly
                                             ---------------------------------
                                          Name: Frank Reilly
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------


                                          Lessees:

                                          GENERAL AUTOMATION, INC.


                                          By: /s/ Frank Reilly
                                             ---------------------------------
                                          Name: Frank Reilly
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------

                                  EXHIBIT NO. 1

                            FINAL EQUIPMENT SCHEDULE

                              SCHEDULE NO. ________
                DATED THIS ___________ DAY OF ____________, 200__
 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF NOVEMBER 30, 2000



Lessor & Mailing Address:                 Lessees & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION   GALAXY   INDUSTRIES   CORPORATION,   MID
STATE
FOR ITSELF AND AS AGENT FOR CERTAIN    MACHINE PRODUCTS, NATIONWIDE PRECISION
PARTICIPANTS                           PRODUCTS CORP., GENERAL
10 South LaSalle Street                AUTOMATION, INC.
Chicago, Illinois 60603                c/o Precision Partners, Inc.
                                       5605 N. MacAuthur Blvd
                                       Suite 710
                                       Irving, Texas 75038



This Final Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease"). This Final Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.    EQUIPMENT.

      Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessees the Equipment listed on Annex A attached hereto and made a part hereof.

B.    FINANCIAL TERMS.

      1.    Advance Rent (if any):  $                                        .
                                     ----------------------------------------
      2.    Capitalized Lessor's Cost: $                                     .
                                        -------------------------------------
      3.    Basic Term: Sixty (60) months through ____________, 200__.
      4.    Basic Term Commencement Date: _________, 200_.
      5.    Equipment Location:                                              .
                                ---------------------------------------------
      6.    Designated Lessee: :                                             .
                                 --------------------------------------------
      7.    Designated Lessee Federal Tax ID No.:                            .
                                                  ---------------------------
      8.    Supplier:                                                        .
                      -------------------------------------------------------
      9.    Last Delivery Date: NOVEMBER 30, 2000.
      10. Lessees agree and acknowledge that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.
      11.   Renewal Term: twelve (12)  months.
      12. Maximum Lease Term: (number of months remaining to ____________, 200_, plus twelve (12) months.
      13.   Stipulated Loss Values: See Annex D.

C.    TERM AND RENT.

      1. Basic Term Rent. Commencing on ___________, 200__, and on the first day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessees shall pay as rent monthly installments of principal and interest, each installment in the Principal Amount Amortization (as hereinafter defined), together with interest on the Unamortized Principal Balance (as hereinafter defined) as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date (provided, however, that with respect to the first Rent Payment Date, the Interest Rate shall be calculated for the Interest Period following the Basic Term Commencement Date). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      2. Renewal Term Rent . Commencing on the first day of the first month after the expiration of the Basic Term, and on the same day of each month thereafter, as applicable, Lessees shall pay as Rent monthly installments of principal, plus interest in arrears at the Interest Rate, each monthly payment to include interest at the Interest Rate and principal in the amount specified on the Amortization Schedule to be attached hereto as Annex E. Interest will be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30)-day months. Said Rent will consist of principal and interest components, such principal components being as provided in the Amortization Schedule to be attached hereto.

      3. Contingent Rent. Contingent Rent calculated as hereinafter specified shall accrue on a quarterly basis and shall be payable by Lessees to Lessor upon the return of the Lease Assets pursuant to Section XVII (c) of the Lease. As used herein "CONTINGENT RENT" shall be calculated as the product of (x) 90% of any per annum increase in the Consumer Price Index ("CPI") for all items as published in by the Department of Labor Bureau of Economics and Statistics (the "DOL") during the preceding calendar quarter, and (y) the Capitalized Lessor's Cost of the Lease Assets; provided, however, that the maximum Contingent Rent shall not exceed the amount calculated as eight and one half percent (12%) of the Capitalized Lessor's Cost of the Lease Assets; provided, further, that if the manner in which the DOL determines the CPI is modified in any manner that would result in a material change to the amount of Contingent Rent that would otherwise have been payable hereunder, then Lessees and Lessor shall adjust such Contingent Rent in a manner intended to preserve the originally intended net economic result of the determination.

      As used herein, the following terms shall have the following meanings:

      "APPLICABLE MARGIN" shall mean 500 basis points; subject, however, to the following adjustments:

            (i) If the Lessees remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date thereof through June 30, 2001, and if no Event of Default shall have occurred and be continuing as of June 30, 2001, then, effective as of July 1, 2001, the Applicable Margin shall be reduced to 400 basis points.

            (ii) If the Lessees remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date thereof through December 31, 2001, and if no Event of Default shall have occurred and be continuing as of December 31, 2001, then, effective as of January 1, 2002, the Applicable Margin shall be reduced to 325 basis points.

            (iii) If, at any time after the Applicable Margin is reduced to 400 basis points or 325 basis points as provided in clause (i) or clause (ii) above, the Lessees fail to comply with Section 5.14 of the Loan Agreement, the Applicable Margin shall immediately and automatically be increased to 500 basis points. Thereafter, on the first day of the first month after the Lessees provide the Lessor with financial statements reflecting that the Lessees are once again in compliance with the provisions of Section 5.14 of the Loan Agreement, provided that no Event of Default has then occurred and is continuing, the Applicable Margin shall once again be reduced to 400 basis points, or 325 basis points, as applicable.

      "BUSINESS DAY" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in the State of Maryland are authorized by law or other governmental action to close.

      "INTEREST PERIOD" shall mean the period beginning on the Base Lease Commencement Date and ending on the next Rent Payment Date, and each subsequent monthly period.

      "INTEREST RATE" shall mean that percentage per annum calculated as the sum of (a) the LIBOR Rate redetermined monthly, plus (b) the Applicable Margin.

      "LIBOR RATE" shall mean, with respect to any Interest Period occurring during the term of the Lease, an interest rate per annum equal at all times during such Interest Period to the quotient of (1) the rate per annum as determined by Lessor by reference to Telerate Page 3750 at which deposits of U.S. Dollars in immediately available and freely transferable funds are offered at 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period to major banks in the London interbank market for a period of thirty (30) days and in an amount equal or comparable to the Unamortized Principal Balance, divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date two (2) Business Days prior to the first day of the Interest Period.

      "LIBOR RESERVE REQUIREMENTS" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Lessor [or its Participants] at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lessor to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

      "PRINCIPAL AMORTIZATION AMOUNT" shall mean that amount shown on Annex F calculated to amortize the Capitalized Lessor's Cost to 40.42% over the Basic Term, and to 25% over the Renewal Term.

      "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      "UNAMORTIZED PRINCIPAL BALANCE" shall mean the Capitalized Lessor's Cost minus the aggregate of the Principal Amortization Amount as more particularly shown on Annex E hereto.

      4. If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day.

      5. If at any time Lessor or any Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or it becomes impractical for Lessor or any Participant to obtain funds to make or maintain the financing hereunder with interest at the LIBOR Rate, or Lessor or any Participant shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Lessor or any Participant of making, maintaining, or funding the transaction hereunder at the LIBOR Rate, or Lessor or any Participant reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Lessor promptly shall give notice to Lessee of such determination, and Lessor and Lessees shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Lessor's notice to Lessees. If the parties are unable mutually to agree to such alternative method of calculating the Interest Rate in a timely fashion, on the Rent Payment Date next succeeding the expiration of such thirty (30) day period Lessees shall purchase all (but not less than all) of the Equipment described on all Schedules executed pursuant to the Agreement and shall pay to Lessor, in cash, the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Stipulated Loss Value of such Equipment calculated in accordance with Annex D as of the date of payment, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters. Lessor shall execute and deliver to Lessees such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

      6. Lessees shall pay to Lessor, for the account of each Participant, from time to time the amounts as such Participant may determine to be necessary to compensate it for any costs which such Participant determines are attributable to its making or maintaining its interest in the Lease and the Equipment (the "Interest") or any reduction in any amount receivable by such Participant in respect of any such Interest (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change (as defined below) which:

            (i) changes the basis of taxation of any amounts payable to Lessor for the account of such Participant in respect of such Interest (other than taxes imposed on or measured by the overall net income of such Participant in respect of the Interest by the jurisdiction in which such Participant has its principal office or its lending office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Participant; or

            (iii) imposes any other condition affecting this Lease or any Interest.

For purposes hereof, "Regulatory Change" shall mean any change after the date of this Lease in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Participant or any financial institution which provides funds to such Participant in connection with the funding of the Interest, or under any United States Federal, state or foreign law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      Without limiting the effect of the foregoing paragraph (but without duplication), Lessees shall pay to Lessor, for the account of each Participant, from time to time on request such amounts as such Participant may determine to be necessary to compensate such Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) for any costs which it determines are attributable to the maintenance by such Participant (or any lending office or such bank holding company) or which are payable by such Participant to a financial institution which provides funds to such Participant in connection with the funding of the Interest, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of such Participant's Interest (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) to a level below that which such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this paragraph, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

      Each Participant shall notify Lessees of any event occurring after the date of this Lease that will entitle such Participant to compensation under the preceding two paragraphs as promptly as practicable, but in any event within forty-five (45) days, after such Participant obtains actual knowledge thereof; provided, that (i) if such Participant fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Participant shall, with respect to compensation payable pursuant to the preceding two paragraphs in respect of any costs resulting from such event, only be entitled to payment under the referenced paragraphs for costs incurred from and after the date forty-five (45) days prior to the date that such Participant does give such notice, and (ii) such Participant will designate a different lending office for the Interest if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Participant, be disadvantageous to such Participant. Each Participant will furnish to Lessees a certificate setting forth the basis and amount of each request by such Participant for compensation under the preceding two paragraphs. Determinations and allocations by each Participant for purposes of the preceding two paragraphs shall be conclusive, absent manifest error.

      7. Upon the occurrence and continuance of any Event of Default with respect to Material Indebtedness, the Interest Rate shall be recalculated on the basis of the Interest Rate which would otherwise be in effect hereunder, plus two hundred (200) basis points.

D.    INSURANCE.

      1.    Public Liability:  $7,000,000, total liability per occurrence.

      2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.


E.    FIXED PURCHASE PRICE AND RESIDUAL RISK AMOUNT*

      END OF YEAR FIXED PURCHASE PRICE    RESIDUAL RISK AMOUNT

            5          [________%                       __________%
            6          ________%                _________ %

      *expressed as a percent of the Capitalized Lessor's Cost of the Equipment.

      Anything in the foregoing to the contrary notwithstanding, the Fixed Purchase Price and Residual Risk Amount described above shall be adjusted in accordance with any adjustment in the Lease Rate Factor or the amortization.

      Lessees certify that as of the date hereof (i) Lessees are not in default under the Lease; and (ii) the representations and warranties made by Lessees pursuant to or under the Lease are true and correct on the date hereof.

      This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessees by authorized representatives of Lessor and Lessees, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,     GALAXY INDUSTRIES CORPORATION, MID
FOR ITSELF AND AS AGENT FOR               STATE MACHINE PRODUCTS, NATIONWIDE
CERTAIN PARTICIPANTS                      PRECISION PRODUCTS CORP., GENERAL
                                          AUTOMATION, INC.

By:                                       By: Precision Partners, Inc.,
   ---------------------------------      Attorney-In-Fact Name: pursuant
Name:                                     to Section ____ of the Agreement
     --------------------------------
Title:
      ------------------------------------

                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX A
                                       TO
                        SCHEDULE NO. ____________________
                     DATED THIS _____ DAY OF ________, 200__
  TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF ___________, 2000


                            DESCRIPTION OF EQUIPMENT

  Manufacturer   Serial Numbers     Type and    Number of Units Cost per Unit
                                    Model of
                                    Equipment
================================================================================










Initials:
          --------      ------------
          Lessor        Lessees

                                     ANNEX B
                                       TO
                        SCHEDULE NO. ____________________
                 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT
                        DATED AS OF ____________________

                      PURCHASE ORDER ASSIGNMENT AND CONSENT

      THIS ASSIGNMENT AGREEMENT, dated as of __________, 2000 ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, for Itself and as Agent for Certain Participants, its successors and assigns ("LESSOR"), and GALAXY INDUSTRIES CORPORATION, MID STATE MACHINE PRODUCTS, NATIONWIDE PRECISION PRODUCTS CORP., AND GENERAL AUTOMATION, INC. ("LESSEES").


                                   WITNESSETH:

      Lessees desire to lease certain equipment ("EQUIPMENT") from Lessor pursuant to that certain Amended and Restated Master Lease Agreement dated as of November __, 2000, and Schedules executed pursuant thereto (collectively, "LEASE"). All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease.

      Lessees desire to assign, and Lessor is willing to acquire, certain of Lessees' rights and interests under the purchase order(s), agreement(s), and/or document(s) (the "PURCHASE ORDERS") Lessees have heretofore issued to the Supplier(s) of such Equipment.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessees hereby agree as follows:


SECTION 1.  ASSIGNMENT.

      (a) Lessees do hereby assign and set over to Lessor all of Lessees' rights and interests in and to such Equipment and the Purchase Orders as the same relate thereto including, without limitation, (i) the rights to purchase, to take title, and to be named the purchaser in the bill of sale for, such Equipment, (ii) all claims for damages in respect of such Equipment arising as a result of any Event of Default by the Supplier (including, without limitation, all warranty and indemnity claims) and (iii) any and all rights of Lessees to compel performance by the Supplier.

      (b) If, and so long as, no Event of Default exists under the Lease, Lessees shall be, and are hereby, authorized during the term of the Lease to assert and enforce, at Lessees' sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessees, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

SECTION 2.  CONTINUING LIABILITY OF LESSEES.

      It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Lessees shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Orders to the same extent as if this Agreement had not been executed, (b) the execution of this Agreement shall not modify any contractual rights of the Supplier under the Purchase Orders and the liabilities of the Supplier under the Purchase Orders shall be to the same extent and continue as if this Agreement had not been executed, (c) the exercise by the Lessor of any of the rights hereunder shall not release Lessees from any of their duties or obligations to the Supplier under the Purchase Orders, and (d) Lessor shall not have any obligation or liability under the Purchase Orders by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of Lessees under the Purchase Orders or to make any payment (other than under the terms and conditions set forth in the Lease) or to make any inquiry of the sufficiency of or authorization for any payment received by any Supplier or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

      This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



GENERAL ELECTRIC CAPITAL CORPORATION,     GALAXY INDUSTRIES CORPORATION
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS


By:                                       By:
   ---------------------------------         ---------------------------------
Name:                                     Name:
     -------------------------------           -------------------------------
Title:                                    Title:
      ------------------------------            ------------------------------


MID STATE MACHINE PRODUCTS                NATIONWIDE PRECISION PRODUCTS CORP.


By:                                       By:
   ---------------------------------         ---------------------------------
Name:                                     Name:
     -------------------------------           -------------------------------
Title:                                    Title:
      ------------------------------            ------------------------------


GENERAL AUTOMATION, INC.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                              CONSENT AND AGREEMENT


      Supplier hereby consents to the above assignment agreement ("Agreement") and agrees not to assert any claims against Lessor or Lessees inconsistent with such Agreement. Supplier agrees that the Purchase Orders are hereby amended as necessary to provide as follows:

      (a) As between Supplier and Lessor, title to and risk of loss of the Equipment shall pass to Lessor upon Lessees' execution of the Certificate of Acceptance for such Equipment.

      (b) Supplier hereby waives and discharges any security interest, lien or other encumbrance in or upon the Equipment and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

      (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Equipment referred to in the Agreement without the prior written consent of both Lessor and Lessees.

      (d) Seller represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this ________ day of ____________________, _______.

                                          SUPPLIER:


                                          --------------------------------------


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX C
                                       TO
                                  SCHEDULE NO.
                                    --------
                    DATED THIS _____ DAY OF __________, 200__
  TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF ___________, 2000

                            CERTIFICATE OF ACCEPTANCE



To:   General Electric Capital Corporation,
      for Itself and as Agent for Certain Participants

      Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "LEASE"), the undersigned Designated Lessee certifies and warrants that (a) all Equipment listed in the referenced Schedule (the "Equipment") is in good condition and appearance, installed (if applicable), and in working order; and (b) on behalf of Lessees the Designated Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

      Designated Lessee does further certify that as of the date hereof (i) Lessees are not in default under the Lease; and (ii) the representations and warranties made by Lessees pursuant to or under the Lease are true and correct on the date hereof.





Dated:  __________ ___, ____              By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX D
                                       TO
                                  SCHEDULE NO.
                                              --------
                     DATED THIS _____ DAY OF _________, 200
                                                          -
 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF ___________, 2000

                          STIPULATED LOSS VALUE TABLE1


RENT PAYMENT            STIPULATED LOSS         [TERMINATION
DATE____                VALUE_____              VALUE]___




Initials:
          --------      ------------
          Lessor        Lessees


--------
1 *The Stipulated Loss [and Termination] Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                    ANNEX E
                                       TO
                                  SCHEDULE NO.
                                              --------
                    DATED THIS _____ DAY OF _________, 200__
 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF ___________, 2000

                             AMORTIZATION SCHEDULE2



                                                      OUTSTANDING
                                                       PRINCIPAL
RENT PAYMENT DATE PRINCIPAL*        [INTEREST]*         BALANCE*




Initials:
          --------      ------------
          Lessor        Lessees


--------
2 *The Principal, Interest and Outstanding Principal Balance as of any Rent Payment Date shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table.

                                     ANNEX F
                                       TO
                                 SCHEDULE NO. __
                   DATED THIS _____ DAY OF ____________, 2000
 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF ___________, 2000

RETURN PROVISIONS: In addition to the provisions provided for in Section X of this Lease, and provided that Lessees have elected not to exercise their extension option pursuant to Section XVIII(a) of the Lease or their purchase option pursuant to Section XVIII(d) of the Lease, Lessees shall, at their expense:

      (A) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

      (B) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

      (C) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment.

      (D) At least forty-five (45) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment. The authorized inspector should ensure the equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar retail store environment. There shall be no missing screws, bolts, fasteners, etc. The equipment will be free from all large scratches, marks, gouges, dents, discoloration or stains. There shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves, etc. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessees shall repair or replace such defective material and, after corrective measures are completed, Lessees will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

      (E) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex D The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

      (F) Properly remove all Lessees installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

      (G) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

      (H) The Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

      (I) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessees shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

      (J) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United States selected by Lessor.

      (K) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

Initials:
          --------      ------------
          Lessor        Lessees

                                    EXHIBIT 2
                                       TO
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF __________, 2000


                            ESTOPPEL/WAIVER AGREEMENT


                                                ---------, -----


------------------------



Gentlemen/Ladies:

      General Electric Capital Corporation, for Itself and as Agent for Certain Participants ("Lessor"), has entered into, or is about to enter into, a lease or similar agreement (the "Lease") with Galaxy Industries Corporation, Mid State Machine Products, Nationwide Precision Products Corp., and General Automation, Inc. ("Lessees"), pursuant to which Lessees have leased or will lease from Lessor certain personal property (such property, together with any replacements thereof, being referred to as the "Personal Property"). Some or all of the Personal Property is, or will be, located at certain premises described on Annex A (the "Premises"). This letter is being sent to you because of your interest in the Premises.

      By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Personal Property is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (ii) your interest in the Personal Property and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject to the ownership interests of Lessor (until and unless Lessor shall formally release or transfer its interest in the Personal Property to Lessees); (iii) Lessor, and its employees and agents, shall have the right with prior notice, from time to time, to enter the Premises for the purpose of inspecting the Personal Property; and (iv) Lessor, and its employees and agents, shall have the right, upon any Event of Default by Lessees under the Lease, to enter the Premises and to store the Equipment on the Premises free of rent or any other charge for use or occupancy for a period of up to twelve (12) months, or to remove the Personal Property from the Premises. Lessor agrees to reimburse you for any damages actually caused to the Premises by Lessor, or its employees or agents, during any such removal. These agreements shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto.

      We appreciate your cooperation in this matter of mutual interest.

                                    GENERAL ELECTRIC CAPITAL CORPORATION, FOR
                                    ITSELF AND AS AGENT FOR CERTAIN
                                    PARTICIPANTS

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

AGREED TO AND ACCEPTED BY:


By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------

Date: _______________________________________________ , _______

      /_/   Mortgagee
      /_/   Landlord
      /_/   Realty Manager